Exhibit 99.2

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

David Strow

(702) 792-7386

davidstrow@boydgaming.com

BOYD GAMING CORPORATION ANNOUNCES PRICING OF

$750 MILLION 6.875% SENIOR NOTES DUE 2023

LAS VEGAS — MAY 7, 2015 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has commenced and priced a registered public offering of $750 million aggregate principal amount of Senior Notes due 2023. The notes will bear interest at a rate of 6.875% per annum, payable semi-annually in arrears on May 15 and November 15 of each year beginning on November 15, 2015. The senior notes will mature on May 15, 2023. The senior notes will be fully and unconditionally guaranteed by certain of the Company’s current and future domestic restricted subsidiaries. The closing of the offering is expected to occur on May 21, 2015, subject to the satisfaction of customary closing conditions.

The Company stated that it expects to apply the net proceeds of the offering primarily toward a repurchase or redemption, as applicable, of any and all of its outstanding 9.125% senior notes due 2018, including the payment of accrued but unpaid interest on such notes, subject to the satisfaction of certain conditions, and the repayment of approximately $194 million of outstanding borrowings under its revolving credit facility, which will correspondingly increase available borrowing capacity under such facility. It may also use a portion of the net proceeds from the offering for general corporate purposes. The offering is not conditioned upon the consummation of the tender offer for the outstanding 9.125% senior notes.

A copy of the prospectus and prospectus supplement in connection with the offering may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 or by calling collect at 1-212-834-4533.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

In no event will the information contained in this release regarding the repurchase and redemption for the 9.125% senior notes due 2018 constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, the 9.125% senior notes due 2018.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the notes offering. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected timing, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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